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                                                                    EXHIBIT 11.1

                          MOTORVAC TECHNOLOGIES, INC.

          CALCULATION OF BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
                       For the Three and Six Months Ended
                        June 30, 1998 and June 30, 1997

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
                                                   THREE MONTHS                SIX MONTHS
                                              -----------------------    -----------------------
                                               JUNE 30,     JUNE 30,      JUNE 30,     JUNE 30,
                                                 1998         1997          1998         1997
                                              ----------    ---------    ----------    ---------
Net (loss) income                             $ (268,983)   $ 196,239    $ (205,053)   $ 340,042
                                              ==========    =========    ==========    =========
Basic net income (loss) per share:
  Weighted average outstanding common shares   4,514,918    4,514,918     4,514,918    4,514,918
                                              ==========    =========    ==========    =========
  Basic net income (loss) per share           $    (0.06)   $    0.04    $    (0.05)   $    0.08
                                              ==========    =========    ==========    =========
Diluted net income (loss) per share:
  Weighted average outstanding common shares   4,514,918    4,514,918     4,514,918    4,514,918
     Incremental shares, assuming exercise
       of options grants outstanding at June
       30, 1998 and June 30, 1997
       (eliminated if dilutive to EPS)                 0            0           102            0
Weighted average outstanding common and
  common equivalent shares                     4,514,918    4,514,918     4,515,020    4,514,918
                                              ==========    =========    ==========    =========
Diluted net income (loss) per share           $    (0.06)   $    0.04    $    (0.05)   $    0.08
                                              ==========    =========    ==========    =========
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